Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated as of February 12, 2021, is made by and between ARAVIVE, Inc., a Delaware corporation (the “Company”), and Eshelman Ventures, LLC, a North Carolina limited liability company (the “Purchaser”). The capitalized terms used herein and not otherwise defined have the meanings given them in Article 6.

AGREEMENT

In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

Article 1

PURCHASE AND SALE OF SECURITIES

1.1Purchase and Sale of Securities. At the Closing, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, 2,875,000 shares of Common Stock (as defined herein) of the Company (the “Shares” or “Securities”), at a purchase price of $7.29 per Share (the “Share Purchase Price”). The Purchaser’s aggregate purchase price for the Securities purchased by the Purchaser hereunder is referred to as the “Aggregate Purchase Price.”  Notwithstanding the foregoing, the Company shall not issue and sell, and the Purchaser shall not purchase, any Shares in excess of the amount approved by Nasdaq or would otherwise violate the rules of Nasdaq.

1.2Payment. At the Closing, the Purchaser will pay the Aggregate Purchase Price set forth below its name on the signature page hereto by wire transfer of immediately available funds in accordance with wire instructions provided by the Company to the Purchaser prior to the Closing. The Company will instruct its transfer agent to credit the Purchaser 2,875,000 Shares against delivery of the Aggregate Purchase Price promptly following the Closing Date.

1.3Closing Date. The closing of the transaction contemplated by this Agreement (the “Closing”) will take place on February 18, 2021 (the “Closing Date”) and will be held remotely via the electronic exchange of documents and signatures or at such other time and place as shall be agreed upon by the Company and the Purchaser.

Article 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as specifically contemplated by this Agreement or as disclosed in the Registration Statement and the Prospectus (each as defined herein), the Company hereby represents and warrants to the Purchaser that:

2.1Registration.  The Company meets the requirements for use of Form S-3 under the Securities Act and has filed with the SEC a registration statement on such form (Registration File No. 333-248612), which became effective on November 20, 2020, for the registration under the Securities Act of the Securities. Such registration statement meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies with said rule. The Company will file with the SEC pursuant to Rule 424(b) under the Securities Act, and the rules and regulations of the SEC promulgated thereunder, a prospectus supplement within the time period prescribed by Rule 424. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the “Registration Statement”; such prospectus in the form filed with the SEC on September 4, 2020, is hereinafter called the “Base Prospectus”; and the form of prospectus supplement, in the form in which it will be filed with the SEC pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) related to the offer of the Securities is hereinafter called the “Prospectus Supplement.” The Base Prospectus, as supplemented by the Prospectus Supplement, is hereinafter called the “Prospectus.”  Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”) pursuant to Item 12 of Form S-3 that were filed under the Exchange Act on or before the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “set forth” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. No stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or the Prospectus Supplement has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company’s knowledge, is threatened by the SEC.

2.2Registration Statement and Prospectus.  The Registration Statement contains all exhibits and schedules as required by the Securities Act and the rules and regulations of the SEC thereunder. The Registration Statement, at the time it became effective, complied in all material respects with the Securities Act and the Exchange Act and the applicable rules and regulations of the SEC and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Base Prospectus, as of its effective date, complied in all material respects with the Securities Act and the Exchange Act and the applicable rules and regulations of the SEC. The Base Prospectus, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they were filed with the SEC, conformed in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the SEC and none of such Incorporated Documents, when they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representations or warranties as to information, if any, contained in or omitted from the Prospectus Supplement or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Purchaser specifically for use in the Registration Statement or the Prospectus Supplement.

2.3Organization and Qualification. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as currently conducted as disclosed in the Registration Statement and Prospectus. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to have a Material Adverse Effect.

2.4Authorization; Enforcement. The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement, to consummate the transactions contemplated hereby and to issue the Securities in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including the issuance of the Securities) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required. This Agreement has been duly executed by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

2.5Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of common stock, $0.0001 par value per share (the “Common Stock”), and 5,000,000 shares of Preferred Stock, $0.0001 par value per share (the “Preferred Stock”).  As of February 12, 2021, 16,496,745 shares of Common Stock were issued and outstanding and no shares of Preferred Stock were issued or outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized, validly issued, fully paid, and nonassessable. The Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations other than awards and purchase rights granted under the Company’s stock option plans and its employee stock purchase plan and warrants to purchase Common Stock described in the Registration Statement and Prospectus. The Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), as in effect on the date hereof, and the Company’s Amended and Restated Bylaws (the “Bylaws”), as in effect on the date hereof, are each filed as exhibits to the Registration Statement or Incorporated Documents.

2.6Issuance of Securities. The Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive rights or other similar rights of stockholders of the Company.

2.7No Conflicts; Government Consents and Permits.

(a)The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including the issuance of the Shares) will not (i) conflict with or result in a violation of any provision of its Certificate of Incorporation or Bylaws or require the approval of the Company’s stockholders, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, defaults, and violations as would not reasonably be expected to have a Material Adverse Effect.

(b)The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to issue and sell the Securities in accordance with the terms hereof other than such as have been made or obtained, and except for any filings required to be made under federal or state securities laws after the date hereof, and any required filings or notifications regarding the issuance or listing of additional shares with Nasdaq.

(c)The Company has all permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it and as currently proposed to be conducted as disclosed in the Registration Statement and Prospectus, except for such franchise, permit, license or similar authority, the lack of which would not reasonably be expected to have a Material Adverse Effect. The Company has not received any actual notice of any proceeding relating to revocation or modification of any such franchise, permit, license, or similar authority except where such revocation or modification would not reasonably be expected to have a Material Adverse Effect.

2.8Financial Statements; Material Agreements. As of their respective dates, the Financial Statements and the related notes complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Financial Statements and the related notes have been prepared in accordance with accounting principles generally accepted in the United States, consistently applied, during the periods involved (except (a) as may be otherwise indicated in the Financial Statements or the notes thereto, or (b) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the SEC’s rules and instructions for Quarterly Reports on Form 10-Q) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). All material agreements that were required to be filed as exhibits to Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K under Item 601(b)(10) of Regulation S-K (collectively, the “Material Agreements”) to which the Company or any Subsidiary of the Company is a party, or the property or assets of the Company or any Subsidiary of the Company are subject, have been filed as exhibits to the Registration Statement or the Incorporated Documents. All Material Agreements are valid and enforceable against the Company in accordance with their respective terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, and (ii) as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws. The Company is not in breach of or default under any of the Material Agreements, and to the Company’s knowledge, no other party to a Material Agreement is in breach of or default under such Material Agreement, except in each case, for such breaches or defaults as would not reasonably be expected to have a Material Adverse Effect. The Company has not received a notice of termination nor is the Company otherwise aware of any threats to terminate any of the Material Agreements.

2.9Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and the Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the most recently filed quarterly or annual periodic report under the Exchange Act (such date, the “Evaluation Date”). Since the Evaluation Date, there have been no significant changes in the Company’s internal control over financial reporting (as such term is defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal control over financial reporting.

2.10Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

2.11Absence of Litigation. As of the date hereof, there is no action, suit, proceeding or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Company’s knowledge, threatened against the Company that if determined adversely to the Company would reasonably be expected to have a Material Adverse Effect or would reasonably be expected to impair the ability of the Company to perform its obligations under this Agreement. To the knowledge of the Company, there is not pending or contemplated any investigation by the SEC of the Company or any director or executive officer of the Company. The Company has not received any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act and, to the Company’s knowledge, the SEC has not issued any such order.

2.12Intellectual Property Rights. The Company owns or possesses, or has a reasonable basis on which it believes it can obtain, licenses or sufficient rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights necessary to enable it to conduct its business as conducted as of the date hereof and as proposed to be conducted as described in the Registration Statement and Prospectus.  As used in this Agreement, the “Intellectual Property” means all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights owned or controlled by the Company and necessary to enable the Company to conduct its business as conducted as of the date hereof and, to its knowledge, as proposed to be conducted as described in the Registration Statement and Prospectus. To the Company’s knowledge, the Company has not infringed the intellectual property rights of third parties and no third party, to the Company’s knowledge, is infringing the Intellectual Property, in each case, which could reasonably be expected to result in a Material Adverse Effect. There are no material options, licenses or agreements relating to the Intellectual Property that are not described in the Registration Statement and Prospectus, nor is the Company bound by or a party to any material options, licenses or agreements relating to the patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names or copyrights of any other Person that are not described in the Registration Statement and Prospectus. There is no material claim or action or proceeding pending or, to the Company’s knowledge, threatened that challenges any of the rights of the Company in or to, or otherwise with respect to, any Intellectual Property.

2.13Investment Company. The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company has no commitments or plans with respect to operating its business that would cause it to become subject to the Investment Company Act.

2.14No Material Adverse Change. Since September 30, 2020, except as described or referred to in the Registration Statement and Prospectus and except for cash expenditures in the ordinary course of business, there has not been any change in the assets, business, properties, financial condition or results of operations of the Company that would reasonably be expected to have a Material Adverse Effect. Since September 30, 2020, (a) there has not been any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, (b) the Company has not sustained any material loss or interference with the Company’s business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, and (c) the Company has not incurred any material liabilities except in the ordinary course of business.

2.15The Nasdaq Global Select Market. The Common Stock is listed on The Nasdaq Global Select Market, and to the Company’s knowledge, there are no proceedings to revoke or suspend such listing. The Company is in material compliance with the requirements of Nasdaq for continued listing of the Common Stock thereon and any other Nasdaq listing and maintenance requirements.

2.16Compliance with Applicable Laws and Regulations.  Except as described in the Registration Statement and the Prospectus, as applicable, the Company and its subsidiaries (i) are and at all times have been in material compliance with all statutes, rules and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, advertising, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company including, without limitation the Federal Food, Drug and Cosmetic Act (21 U.S.C. §301 et seq.), the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)), the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, the regulations promulgated pursuant to such laws, and any successor government programs and comparable state laws, regulations relating to Good Clinical Practices and Good Laboratory Practices and all other local, state, federal, national, supranational and foreign laws and administrative guidance relating to the regulation of the Company (collectively, the “Applicable Laws”); (ii) have not received any notice from any court or arbitrator or governmental or regulatory authority or third party alleging or asserting noncompliance with any Applicable Laws or any licenses, exemptions, certificates, approvals, clearances, authorizations, permits, registrations and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (iii) possess all material Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations; (iv) have not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations nor is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened; (v) have not received any written notice that any court or arbitrator or governmental or regulatory authority has taken, is taking or intends to take, action to limit, suspend, materially modify or revoke any Authorizations nor is any such limitation, suspension, modification or revocation threatened; (vi) have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed (or were corrected or supplemented by a subsequent submission);  and (vii) are not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority.

2.17Clinical Trials.  The clinical and pre-clinical trials conducted by or on behalf of or sponsored by the Company, or, to the Company’s knowledge, in which the Company has participated, that are described in the Prospectus or the results of which are referred to in the Registration Statement and the Prospectus, as applicable, and are intended to be submitted to Regulatory Authorities (as defined herein) as a basis for product approval, were and, if still pending, are being conducted in all material respects in accordance with standard medical and scientific research procedures and all applicable statutes, rules and regulations of the United States Food and Drug Administration and comparable drug regulatory agencies outside of the United States to which it is subject (collectively, the “Regulatory Authorities”), including, without limitation, 21 C.F.R. Parts 50, 54, 56, 58, and 312; the descriptions in the Registration Statement, or the Prospectus of the results of such studies and trials are accurate and complete in all material respects and fairly present the data derived from such trials; the Company has no knowledge of any other trials the results of which are inconsistent in any material respect with or otherwise call into question the results described or referred to in the Registration Statement, and the Prospectus; the Company and its subsidiaries have each operated and are currently in compliance with all applicable statutes, rules and regulations of the Regulatory Authorities; neither the Company, nor any of its subsidiaries, has received any written notices, correspondence or other written communication from the Regulatory Authorities or any governmental authority which could lead to the termination or suspension of any clinical or pre-clinical trials that are described in the Prospectus or the results of which are referred to in the Prospectus, and there are no reasonable grounds for same.

2.18Cybersecurity. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are (a) in all material respects adequate for, and operate and perform as required in connection with the operation of the business of the Company as currently conducted, and (b) to the knowledge of the Company, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, and safeguards designed to maintain and protect the integrity and security of all IT Systems and all “Personal Data” (as defined herein) and all confidential information and data material to their businesses (“Confidential Data”).  “Personal Data” means the following information in the possession or control of the Company and its subsidiaries (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended, if applicable; (iii)

“personal data” as defined by GDPR (as defined herein), if applicable; (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”) if applicable; (v) any “personal information” as defined by the California Consumer Privacy Act (“CCPA”), if applicable; and (vi) any other piece of information that allows the identification of such natural person or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. To the knowledge of the Company, there have been no breaches of the security of, or unauthorized uses of or accesses to, IT Systems or Personal Data, except for those that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, and contractual obligations relating to the privacy and security of IT Systems, Confidential Data, and Personal Data and to the protection of such IT Systems, Confidential Data, and Personal Data from unauthorized use, access, misappropriation or modification.

2.19Compliance with Data Privacy Laws.  The Company certifies that neither the Company nor any of its subsidiaries has received notice alleging any actual or potential violation of any applicable state and federal data privacy and security laws and regulations, including without limitation, to the extent applicable, HIPAA, CCPA, and the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”).  The Company has at all times made all disclosures to users or customers required by Privacy Laws, and none of such disclosures made have been inaccurate or in violation of any Privacy Laws in any material respect. The Company further certifies that neither it nor any of its subsidiaries (i) has received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action required under any Privacy Law in connection with a violation thereof; and (iii) is a party to any order or decree of any court, regulator or other government authority that imposes any obligation or liability under any Privacy Law.

2.20Accountants. BDO USA, LLP, which has expressed its opinion with respect to the audited financial statements included as a part of the Registration Statement and Prospectus, are independent accountants as required by the Securities Act.

2.21Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary for a company (a) in the businesses and location in which the Company is engaged, (b) with the resources of the Company, and (c) at a similar stage of development as the Company. The Company has not received any written notice that the Company will not be able to renew its existing insurance coverage as and when such coverage expires. The Company believes it will be able to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

2.22Foreign Corrupt Practices. Since January 1, 2018, neither the Company, nor to the Company’s knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (c) violated or is in violation of in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

2.23Taxes. The Company has filed (or has obtained an extension of time within which to file) all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown as due on such tax returns, except where the failure to so file or the failure to so pay would not reasonably be expected to have a Material Adverse Effect.

2.24Real and Personal Property. The Company has good and marketable title to, or has valid rights to lease or otherwise use, all items of real and personal property that are material to the business of the Company free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (a) do not materially interfere with the use of such property by the Company or (b) would not reasonably be expected to have a Material Adverse Effect.

2.25No Manipulation of Stock. The Company has not taken, directly or indirectly, any action designed to stabilize or manipulate the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Shares.

2.26Related Party Transactions. Except with respect to the transactions (a) that are not required to be disclosed and (b) contemplated hereby, all transactions that have occurred between or among the Company, on the one hand, and any of its officers or directors, or any Affiliate or Affiliates of any such officer or director, on the other hand, prior to the date hereof have been disclosed in the Registration Statement and Prospectus to the extent required to be disclosed by the Securities Act or Exchange Act, as the case may be.

Article 3

PURCHASER’S REPRESENTATIONS AND WARRANTIES

The Purchaser represents and warrants to the Company,  with respect to itself and its purchase hereunder, that:

3.1Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or an investment therein.

3.2Authorization; Enforcement. The Purchaser has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

3.3Residency. Unless the Purchaser has otherwise notified the Company in writing, the Purchaser is a resident of the jurisdiction set forth immediately below such Purchaser’s name in Section 7.6.

3.4Purchaser Ownership. Assuming that the Company’s representations in Section 2.5 with respect to the number of outstanding shares of Common Stock are accurate as of the Closing Date, the Purchaser and its Affiliates, including, but not limited to, Fredric N. Eshelman, Pharm.D., the Company’s Chairman of the Board of Directors, will not beneficially own more than 19.99% of the Common Stock immediately following the Closing. For purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.

Article 4

COVENANTS

4.1Expenses. Each of the Company and the Purchaser is liable for, and will pay, its own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses.

4.2Financial Information. The financial statements of the Company to be included in any documents filed with the SEC will be prepared in accordance with accounting principles generally accepted in the United States, consistently applied (except (a) as may be otherwise indicated in such financial statements or the notes thereto, or (b) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the SEC’s rules and instructions for Quarterly Reports on Form 10-Q), and will fairly present in all material respects the consolidated financial position of the Company and consolidated results of its operations and cash flows as of, and for the periods covered by, such financial statements (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments).

4.3Securities Laws Disclosure. On or before 9:00 a.m., New York local time, on the second (2nd) Business Day following the date hereof, the Company shall issue a press release and/or Current Report on Form 8-K announcing the signing of this Agreement and describing the material terms of the transactions contemplated by this Agreement.

Article 5

CONDITIONS TO CLOSING

5.1Conditions to Obligations of the Company. The Company’s obligation to complete the purchase and sale of the Securities to be purchased and sold at the Closing and deliver such Securities to the Purchaser is subject to the waiver by the Company or fulfillment as of the Closing Date of the following conditions:

(a)Receipt of Funds. The Company shall have received immediately available funds in the full amount of the Aggregate Purchase Price for the Securities being purchased hereunder as set forth below the Purchaser’s name on the signature page hereto.

(b)Representations and Warranties. The representations and warranties made by the Purchaser in Article 3 shall be true and correct in all respects as of the Closing Date.

(c)Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.

(d)Nasdaq. The Company shall have submitted a Listing of Additional Shares notification (the “LAS”) with Nasdaq in connection with the transactions described in this Agreement.

(e)Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

(f)No Governmental Prohibition. The sale of the Securities by the Company shall not be prohibited by any law or governmental order or regulation.

5.2Conditions to Purchaser’s Obligations at the Closing. The Purchaser’s obligation to complete the purchase and sale of the Securities is subject to the waiver by the Purchaser or fulfillment as of the Closing Date of the following conditions:

(a)Representations and Warranties. The representations and warranties made by the Company in Article 2 shall be true and correct in all material respects as of the Closing Date.

(b)Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

(c)Nasdaq. The Company shall have submitted the LAS with Nasdaq in connection with the transactions described in this Agreement.

(d)Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

(e)No Governmental Prohibition. The sale of the Securities by the Company shall not be prohibited by any law or governmental order or regulation.

Article 6

DEFINITIONS

6.1“Aggregate Purchase Price” has the meaning set forth in Section 1.1.

6.2“Agreement” has the meaning set forth in the preamble.

6.3“Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).

6.4“Applicable Laws” has the meaning set forth in Section 2.16.

6.5“Authorizations” has the meaning set forth in Section 2.16.

6.6“Base Prospectus” has the meaning set forth in Section 2.1

6.7“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

6.8“Bylaws” has the meaning set forth in Section 2.5.

6.9“CCPA” has the meaning set forth in Section 2.18

6.10“Certificate of Incorporation” has the meaning set forth in Section 2.5.

6.11“Closing” has the meaning set forth in Section 1.3.

6.12“Closing Date” has the meaning set forth in Section 1.3.

6.13“Common Stock” has the meaning set forth in Section 2.5.

6.14“Company” means Aravive, Inc.

6.15“Confidential Data” has the meaning set forth in Section 2.18.

6.16“Evaluation Date” has the meaning set forth in Section 2.9.

6.17“Exchange Act” means the Securities Exchange Act of 1934, as amended.

6.18“Financial Statements” means the financial statements of the Company included in the Incorporated Documents.

6.19“GDRP” has the meaning set forth in Section 2.19.

6.20“HIPAA” has the meaning set forth in Section 2.18.

6.21“Incorporated Documents” has the meaning set forth in Section 2.1.

6.22“Intellectual Property” has the meaning set forth in Section 2.12.

6.23“Investment Company Act” has the meaning set forth in Section 2.13.

6.24“IT Systems” has the meaning set forth in Section 2.18.

6.25“Material Adverse Effect” means a material adverse effect on (a) the business, operations, assets or financial condition of the Company, taken as a whole, or (b) the ability of the Company to perform its obligations pursuant to the transactions contemplated by this Agreement.

6.26“Material Agreements” has the meaning set forth in Section 2.8.

6.27“Nasdaq” means The Nasdaq Stock Market LLC.

6.28“Person” means any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

6.29“Personal Data” has the meaning set forth in Section 2.18.

6.30“Preferred Stock” has the meaning set forth in Section 2.5.

6.31“Privacy Laws” has the meaning set forth in Section 2.19.

6.32“Prospectus” has the meaning set forth in Section 2.1.

6.33“Prospectus Supplement” has the meaning set forth in Section 2.1.

6.34“Purchaser” means Eshelman Ventures, LLC.

6.35“Registration Statement” has the meaning set forth in Section 2.1.

6.36“Regulatory Authority” has the meaning set forth in Section 2.17.

6.37“SEC” means the United States Securities and Exchange Commission.

6.38“Securities” has the meaning set forth in Section 1.1.

6.39“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

6.40“Share Purchase Price” has the meaning set forth in Section 1.1.

6.41“Shares” has the meaning set forth in Section 1.1.

6.42“Subsidiary” of any Person shall mean any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either above or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

Article 7

GOVERNING LAW; MISCELLANEOUS

7.1Governing Law; Jurisdiction. This Agreement will be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other transaction documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the transaction documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.

7.2Counterparts; Signatures . This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, and may be delivered by facsimile transmission or by electronic delivery of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).

7.3Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

7.4Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

7.5Entire Agreement; Amendments. This Agreement (including all schedules and exhibits hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. This Agreement and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Purchaser.

7.6Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed email, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The addresses for such communications are:

If to the Company:	Aravive, Inc.

River Oaks Tower

3730 Kirby Drive, Suite 1200

Houston, Texas 77908

Attention: Gail McIntyre, President and Chief Executive Officer

E-mail: Gail@aravive.com

with a copy (which shall not constitute notice) to:

Gracin & Marlow, LLP

Chrysler Building

405 Lexington Avenue, 26th Floor

New York, New York 10174

Fax:(212) 208-4657

Attention: Leslie Marlow, Esq.

E-mail: lmarlow@gracinmarlow.com

If to the Purchaser:  Eshelman Ventures, LLC

319 North 3rd Street, Suite 301

Wilmington, North Carolina  28401

Fax:  (910) 399-2801

Attention: Fredric N. Eshelman

E-mail:  Fred@eshelmanventures.com

with a copy (which shall not constitute notice) to:

Cadwalader, Wickersham & Taft LLP

200 Liberty Street

New York, New York  10281

Fax:  (212) 504-6666

Attention:  Christopher T. Cox, Esq.

E-mail:  chris.cox@cwt.com

7.7Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns. The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser, and the Purchaser may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company.

7.8Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto, their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

7.9Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

7.10No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.11Remedies. The Company and the Purchaser shall be entitled to exercise all rights provided herein or granted by law, including recovery of damages, for any breach of the Transaction Documents.  Any right the Purchaser may have to indemnification, payment, reimbursement or other remedy under this Agreement shall not be affected by any knowledge that the Purchaser may or could have acquired, whether before or after the Closing Date, nor by any investigation or diligence by the Purchaser.  The Company hereby acknowledges that, regardless of any investigation made (or not made) by or on behalf of the Purchaser, and regardless of the results of any such investigation, the Purchaser has entered into this Agreement in express reliance on the representations and warranties of the Company in Article 2 of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed as of the date first above written.

Aravive, Inc.

By:/s/ Gail McIntyre

Name:Gail McIntyre

Title:President and Chief Executive Officer

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed as of the date first above written.

Purchaser:

Eshelman Ventures, llc

By: /s/ Fredric N. Eshelman

Name: Fredric N. Eshelman

Title: Manager

Aggregate Purchase Price: